Yum! Brands Reports Second-Quarter EPS Growth of 1%, or $0.67 Per Share, Excluding Special Items;
Projects Record International New-Unit Development for the Year;
Reconfirms Full-Year 2012 EPS Growth Forecast of at least 12%

Louisville, KY (July 18, 2012) - Yum! Brands Inc. (NYSE: YUM) today reported results for the second quarter ended June 16, 2012 including EPS of $0.67, excluding Special Items. Reported EPS for the quarter was $0.69. Based on first-half results and current solid sales trends, Yum! reconfirms full-year EPS growth forecast of at least 12%, or at least $3.22, excluding Special Items. The Company also raises new-unit forecast to a record 1,700 new international units for the year, including at least 700 new units in China.

SECOND-QUARTER HIGHLIGHTS

•
Worldwide operating profit grew 7%, prior to foreign currency translation, including 26% in the U.S. and 6% at Yum! Restaurants International (YRI). Operating profit declined 4% in China. Worldwide operating profit increased 8%, after foreign currency translation.

•
Worldwide restaurant margin declined 0.6 percentage points to 15.2%, including declines of 4.1 percentage points in China and 1.1 percentage points at YRI. Restaurant margin increased 5.8 percentage points in the U.S.

•	Worldwide system sales grew 8%, prior to foreign currency translation, including 27% in China, 7% at YRI and 1% in the U.S.
○
Excluding the acquisition of Little Sheep and the 2011 divestiture of Long John Silver's and A&W All-American Restaurants, worldwide system sales growth was 10%, including 23% in China, 8% at YRI and 7% in the U.S.

•	Same-store sales grew 10% in China, 4% at YRI and 7% in the U.S.

•	Strong international development continued with 342 new restaurants opened, including 160 new units in China and 172 new units at YRI; 81% of this development occurred in emerging markets.

•	Worldwide effective tax rate, prior to Special Items, increased to 23.9% from 16.7%. The increase in the tax rate negatively impacted EPS growth by 10 percentage points.

•	The resolution of a California employment lawsuit at Taco Bell resulted in a pre-tax charge of $17 million to the U.S. division for the quarter, or $0.02 of EPS.

	Second Quarter			Year-to-Date
	2012	2011	% Change	2012	2011	% Change
EPS Excluding Special Items	$0.67	$0.66	1%	$1.43	$1.29	11%
Special Items Gain/(Loss)[1]	$0.02	$(0.01)	NM	$0.22	$(0.09)	NM
EPS	$0.69	$0.65	6%	$1.65	$1.20	38%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for 2012 are primarily related to the Little Sheep acquisition gain, U.S. refranchising gains and Pizza Hut UK impairment.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. 1900 Colonel Sanders Lane Louisville, KY 40213
Tel 502 874-8006 Fax 502 874-2410 Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “I'm pleased to report we generated strong system sales growth in each of our divisions in the second quarter, with robust new-unit development and exceptional same-store sales growth. Operating profit increased 8% while EPS growth of 1% was negatively impacted, as expected, by a higher tax rate versus last year. Our U.S. business increased operating profit 26% in the second quarter and drove our overall operating profit growth. We expect China and Yum! Restaurants International (YRI) to drive our second-half profit growth. Based on our first-half results and current solid sales trends, we reconfirm our full-year guidance of at least 12% EPS growth, excluding special items.

Yum! China, our largest profit-contributing division, reported strong system sales growth of 27%, prior to foreign currency translation. However, operating profit declined 4%, prior to foreign currency translation, as high inflation drove restaurant margins down 4 percentage points versus last year. We expect this to be short-lived, returning to double-digit profit growth in the second half of the year. Our outstanding China team now expects to open a record of at least 700 new units this year.

System sales grew 7% at YRI and operating profit grew 6%, both prior to foreign currency translation. Same-store sales in YRI's emerging markets grew 9%, driving overall same-store sales growth of 4% at YRI. System sales grew 32% in our India division. Our YRI and India divisions combined will also set a new-unit development record this year with over 1,000 new restaurants. Over 65% of these new units are expected to open in high-growth emerging markets.

Most importantly, I'm confident we're making our brands even more vibrant around the world. Our long-term growth prospects have never been brighter as we continue to deliver consistently strong annual results. We expect this year to be our eleventh consecutive year of double-digit EPS growth, prior to special items.”

CHINA DIVISION

	Second Quarter[1]				Year-to-Date
			% Change				% Change
	2012	2011	Reported	Ex F/X	2012	2011	Reported	Ex F/X
System Sales Growth			+31	+27			+32	+28
Same-Store Sales Growth (%)	+10	+18	NM	NM	+12	+16	NM	NM
Restaurant Margin (%)	15.6	19.7	(4.1)	(4.1)	19.1	22.0	(2.9)	(3.0)
Operating Profit ($MM)	182	182	—	(4)	438	397	+10	+6
1 The second quarter of 2012 is the first quarter to include the consolidated operating results of Little Sheep.

•	China Division system sales increased 27%, prior to foreign currency translation. Same-store sales increased 10%, overlapping prior year same-store sales growth of 18%.
○	Same-store sales growth was driven by a 6% increase in same-store transactions.
○	Same-store sales growth was 9% at KFC and 10% at Pizza Hut Casual Dining, overlapping prior year same-store sales growth of 17% and 22%, respectively.

•	China opened 160 new units and now projects record new-unit development of at least 700 units this year.

China Units	Q2 2012	% Change[2]
Traditional Restaurants[1]	4,785	+18
KFC	3,917	+16
Pizza Hut Casual Dining	696	+28
1 Total includes Pizza Hut Home Service and East Dawning; excludes Little Sheep units 2 Annual Rate of Change excludes Little Sheep units for comparability of core business

•
Restaurant margin decreased 4.1 percentage points to 15.6%, driven primarily by wage rate inflation of 13% and commodity inflation of 6%, and higher start-up costs from an increased pace of development.

•	Foreign currency translation positively impacted operating profit by $6 million.

•	The Little Sheep acquisition had a positive impact of 4 percentage points on system sales growth, a negative impact of 0.3 percentage points on restaurant margin, and no impact on operating profit.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Second Quarter[3]				Year-to-Date[3]
			% Change				% Change
	2012	2011	Reported	Ex F/X	2012	2011	Reported	Ex F/X
Traditional Restaurants[1]	14,105	13,675	+3	NA	14,105	13,675	+3	NA
System Sales Growth			+4	+7			+5	+7
Restaurant Margin (%)	11.8	12.9	(1.1)	(1.1)	12.0	12.9	(0.9)	(0.9)
Franchise & License Fees ($MM)	193	186	+4	+7	392	372	+5	+8
Operating Profit ($MM)[2]	150	146	+3	+6	318	304	+5	+7
Operating Margin (%)	19.5	19.9	(0.4)	(0.3)	21.5	21.9	(0.4)	(0.3)

1 During the fourth quarter of 2011, we sold the LJS and A&W brands. As a result, 341 LJS and A&W restaurants have been removed from the 2011 unit balance. LJS and A&W results remain in all other 2011 financial numbers.
2 The 2011 divestiture of LJS and A&W had a negligible impact on operating profit.
3 Results for all periods exclude the India Division. India is now a standalone segment and reported separately.

•	YRI Division system sales increased 7%, prior to foreign currency translation.
	○	Emerging markets system sales grew 13%, driven by 9% same-store sales growth and 7% unit growth.
	○	Developed markets system sales grew 2%, driven by 1% same-store sales growth.

•	YRI opened 172 new units in 45 countries.
	○	For the quarter, 108 new units were opened in emerging markets.
	○	Our franchise partners opened 91% of all new units.

•
Restaurant margin decreased 1.1 percentage points driven by increased costs in Thailand and a same-store sales decline in KFC France. While same-store sales declined in KFC France, system sales grew 6% due to unit growth.

•	Foreign currency negatively impacted operating profit by $5 million.

YRI MARKETS[1]	SYSTEM Sales Growth (Ex F/X)
	Percent of YRI[2]	Second Quarter (%)	Year-to-Date (%)
Franchise
Asia (ex Japan)[3]	16%	+3	+6
Japan	11%	+5	+2
Latin America	11%	+11	+10
Middle East	8%	+15	+16
Continental Europe	7%	+6	+7
Canada	6%	+1	+1

Combined Company / Franchise
UK	12%	+4	+5
Australia / New Zealand	12%	(2)	(1)
Thailand	2%	+13	+10
Korea	1%	+10	+7

Key Growth
Africa	6%	+13	+14
France	4%	+6	+13
Germany / Netherlands	2%	+14	+14
Russia	2%	+44	+45

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets.
2 Percentage of Total YRI System Sales for Full Year 2011.
3 The timing of Chinese New Year negatively impacted Asia system sales growth by approximately 2 percentage points in the second quarter while benefiting the first quarter by approximately 2 percentage points.

U.S. DIVISION

	Second Quarter			Year-to-Date
	2012	2011	% Change	2012	2011	% Change
Same-Store Sales Growth (%)	+7	(4)	NM	+6	(2)	NM
Restaurant Margin (%)	17.5	11.7	5.8	16.0	11.2	4.8
Franchise and License Fees ($MM)	188	180	+4	366	352	+4
Operating Profit ($MM)	166	132	+26	324	255	+27
Operating Margin (%)	20.4	15.0	5.4	20.1	14.8	5.3

•	U.S. Division same-store sales increased 7%, including growth of 13% at Taco Bell, 4% at Pizza Hut and 1% at KFC.

•	Restaurant margin increased 5.8 percentage-points, driven primarily by strong sales leverage.

•	The 2011 divestiture of LJS and A&W negatively impacted revenue growth by 1 percentage point, franchise and license fees by 6 percentage points, and operating profit by 1 percentage point.

YUM! RESTAURANTS INDIA DIVISION

•	India Division system sales increased 32%, prior to foreign currency translation. The system sales increase was driven by unit growth of 29% and same-store sales growth of 7%.

India Units	Q2 2012	% Change[1]
Traditional Restaurants[2]	479	+29
KFC	212	+38
Pizza Hut Casual Dining	168	+8
Pizza Hut Home Service	96	+68
1 Annual rate of change 2 Total includes 3 Taco Bell units

OWNERSHIP / SPECIAL ITEMS UPDATE

•
In the U.S., we refranchised 38 units for proceeds of $21 million, primarily related to Taco Bell. We recorded pre-tax gains of $9 million related to these transactions in Special Items. Currently, our company ownership is 12% in the U.S. Upon the completion of our U.S. refranchising program, total company ownership in the U.S. will be 10% or slightly less.

OTHER ITEMS UPDATE

•
In the second quarter, shares repurchased at an average price of $68 totaled $211 million for 3.1 million shares. Through the date of the release, shares repurchased totaled $438 million for 6.7 million shares at an average price of $66.

CONFERENCE CALL
Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, July 19, 2012. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, July 19, through midnight Thursday, August 2, 2012. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 97854536.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q2 2012 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details, and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with nearly 38,000 restaurants in more than 120 countries and territories. Yum! is ranked #213 on the Fortune 500 List with revenues of more than $12 billion in 2011. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/16/12	6/11/11	B/(W)	6/16/12	6/11/11	B/(W)

Company sales	$2,762	$2,431	14	$5,106	$4,482	14
Franchise and license fees and income	406	385	6	805	759	6
Total revenues	3,168	2,816	12	5,911	5,241	13

Company restaurant expenses, net
Food and paper	916	792	(16)	1,683	1,454	(16)
Payroll and employee benefits	623	548	(14)	1,136	1,009	(13)
Occupancy and other operating expenses	800	705	(14)	1,424	1,273	(12)
Company restaurant expenses	2,339	2,045	(14)	4,243	3,736	(14)

General and administrative expenses	346	308	(12)	618	563	(10)
Franchise and license expenses	26	33	17	52	63	16
Closures and impairment (income) expenses	4	19	79	5	88	94
Refranchising (gain) loss	(13)	5	NM	(39)	3	NM
Other (income) expense	(7)	(13)	(44)	(86)	(32)	NM
Total costs and expenses, net	2,695	2,397	(12)	4,793	4,421	(8)

Operating Profit	473	419	13	1,118	820	36
Interest expense, net	38	35	(4)	75	78	6
Income before income taxes	435	384	14	1,043	742	41
Income tax provision	102	62	(64)	249	153	(63)
Net income - including noncontrolling interests	333	322	4	794	589	35
Net income - noncontrolling interests	2	6	78	5	9	49
Net income - YUM! Brands, Inc.	$331	$316	5	$789	$580	36

Effective tax rate	23.7%	16.4%	(7.3 ppts.)	23.9%	20.7%	(3.2 ppts.)

Effective tax rate before special items	23.9%	16.7%	(7.2 ppts.)	25.9%	22.1%	(3.8 ppts.)

Basic EPS Data
EPS	$0.71	$0.67	6	$1.70	$1.23	38
Average shares outstanding	465	471	1	465	472	1

Diluted EPS Data
EPS	$0.69	$0.65	6	$1.65	$1.20	38
Average shares outstanding	477	484	1	478	485	1

Dividends declared per common share	$0.285	$0.50		$0.57	$0.50

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/16/12	6/11/11	B/(W)	6/16/12	6/11/11	B/(W)

Company sales	$1,535	$1,164	32	$2,734	$2,057	33
Franchise and license fees and income	21	16	38	40	29	39
Total revenues	1,556	1,180	32	2,774	2,086	33

Company restaurant expenses, net
Food and paper	536	397	(35)	949	706	(34)
Payroll and employee benefits	293	191	(54)	481	314	(53)
Occupancy and other operating expenses	466	347	(35)	782	584	(34)
	1,295	935	(39)	2,212	1,604	(38)
General and administrative expenses	81	67	(23)	129	104	(25)
Franchise and license expenses	2	1	NM	3	1	NM
Closures and impairment (income) expenses	2	3	29	3	3	4
Other (income) expense	(6)	(8)	(21)	(11)	(23)	(51)
	1,374	998	(38)	2,336	1,689	(38)
Operating Profit	$182	$182	—	$438	$397	10

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.9	34.1	(0.8 ppts.)	34.7	34.3	(0.4 ppts.)
Payroll and employee benefits	19.1	16.4	(2.7 ppts.)	17.6	15.3	(2.3 ppts.)
Occupancy and other operating expenses	30.4	29.8	(0.6 ppts.)	28.6	28.4	(0.2 ppts.)
Restaurant margin	15.6%	19.7%	(4.1 ppts.)	19.1%	22.0%	(2.9 ppts.)

Operating margin	11.6%	15.4%	(3.8 ppts.)	15.8%	19.0%	(3.2 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/16/12	6/11/11	B/(W)	6/16/12	6/16/11	B/(W)

Company sales	$577	$549	5	$1,086	$1,016	7
Franchise and license fees and income	193	186	4	392	372	5
Total revenues	770	735	5	1,478	1,388	6

Company restaurant expenses, net
Food and paper	189	173	(10)	356	317	(13)
Payroll and employee benefits	145	142	(1)	275	263	(4)
Occupancy and other operating expenses	175	164	(6)	325	306	(6)
	509	479	(6)	956	886	(8)
General and administrative expenses	102	91	(10)	184	167	(9)
Franchise and license expenses	11	12	7	21	22	3
Closures and impairment (income) expenses	(1)	7	NM	—	9	95
Other (income) expense	(1)	—	NM	(1)	—	NM
	620	589	(5)	1,160	1,084	(7)
Operating Profit	$150	$146	3	$318	$304	5

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.9	31.3	(1.6 ppts.)	32.8	31.1	(1.7 ppts.)
Payroll and employee benefits	25.1	26.0	0.9 ppts.	25.3	25.9	0.6 ppts.
Occupancy and other operating expenses	30.2	29.8	(0.4 ppts.)	29.9	30.1	0.2 ppts.
Restaurant margin	11.8%	12.9%	(1.1 ppts.)	12.0%	12.9%	(0.9 ppts.)

Operating margin	19.5%	19.9%	(0.4 ppts.)	21.5%	21.9%	(0.4 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/16/12	6/11/11	B/(W)	6/16/12	6/11/11	B/(W)

Company sales	$630	$703	(10)	$1,252	$1,384	(10)
Franchise and license fees and income	188	180	4	366	352	4
Total revenues	818	883	(7)	1,618	1,736	(7)

Company restaurant expenses, net
Food and paper	182	216	16	364	421	14
Payroll and employee benefits	182	213	15	375	429	13
Occupancy and other operating expenses	156	191	18	313	379	17
	520	620	16	1,052	1,229	14
General and administrative expenses	116	102	(13)	212	203	(4)
Franchise and license expenses	13	22	33	28	41	30
Closures and impairment (income) expenses	3	9	71	2	10	78
Other (income) expense	—	(2)	NM	—	(2)	NM
	652	751	13	1,294	1,481	13
Operating Profit	$166	$132	26	$324	$255	27

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.9	30.8	1.9 ppts.	29.1	30.4	1.3 ppts.
Payroll and employee benefits	28.8	30.3	1.5 ppts.	29.9	31.0	1.1 ppts.
Occupancy and other operating expenses	24.8	27.2	2.4 ppts.	25.0	27.4	2.4 ppts.
	17.5%	11.7%	5.8 ppts.	16.0%	11.2%	4.8 ppts.

Operating margin	20.4%	15.0%	5.4 ppts.	20.1%	14.8%	5.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/16/12	12/31/11
ASSETS
Current Assets
Cash and cash equivalents	$984	$1,198
Accounts and notes receivable, less allowance: $20 in 2012 and $22 in 2011	323	286
Inventories	305	273
Prepaid expenses and other current assets	390	338
Deferred income taxes	125	112
Advertising cooperative assets, restricted	104	114
Total Current Assets	2,231	2,321

Property, plant and equipment, net of accumulated depreciation and amortization of $3,256 in
2012 and $3,225 in 2011	4,102	4,042
Goodwill	1,010	681
Intangible assets, net	733	299
Investments in unconsolidated affiliates	42	167
Restricted cash	—	300
Other assets	512	475
Deferred income taxes	547	549
Total Assets	$9,177	$8,834

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,770	$1,874
Income taxes payable	123	142
Short-term borrowings	316	320
Advertising cooperative liabilities	104	114
Total Current Liabilities	2,313	2,450

Long-term debt	2,995	2,997
Other liabilities and deferred credits	1,597	1,471
Total Liabilities	6,905	6,918

Redeemable noncontrolling interest	45	—

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 458 shares and 460 shares issued in 2012 and 2011, respectively	—	18
Retained earnings	2,378	2,052
Accumulated other comprehensive income (loss)	(243)	(247)
Total Shareholders' Equity - YUM! Brands, Inc.	2,135	1,823
Noncontrolling interests	92	93
Total Shareholders' Equity	2,227	1,916
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$9,177	$8,834
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to Date
	6/16/2012	6/11/2011
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$794	$589
Depreciation and amortization	279	269
Closures and impairment (income) expenses	5	88
Refranchising (gain) loss	(39)	3
Contributions to defined benefit pension plans	(43)	(11)
Gain upon acquisition of Little Sheep	(74)	—
Deferred income taxes	(10)	(48)
Equity income from investments in unconsolidated affiliates	(22)	(27)
Distributions of income received from unconsolidated affiliates	15	16
Excess tax benefit from share-based compensation	(46)	(22)
Share-based compensation expense	23	26
Changes in accounts and notes receivable	16	9
Changes in inventories	14	20
Changes in prepaid expenses and other current assets	(9)	(23)
Changes in accounts payable and other current liabilities	(118)	(71)
Changes in income taxes payable	70	72
Other, net	69	33
Net Cash Provided by Operating Activities	924	923

Cash Flows - Investing Activities
Capital spending	(406)	(330)
Proceeds from refranchising of restaurants	132	49
Acquisitions	(542)	(1)
Changes in restricted cash	300	(300)
Increase in short-term investments	(82)	—
Other, net	2	3
Net Cash Used in Investing Activities	(596)	(579)

Cash Flows - Financing Activities
Repayments of long-term debt	(15)	(658)
Revolving credit facilities, three months or less, net	—	350
Repurchase shares of Common Stock	(289)	(319)
Excess tax benefit from share-based compensation	46	22
Employee stock option proceeds	22	22
Dividends paid on Common Stock	(262)	(234)
Other, net	(41)	(23)
Net Cash Used in Financing Activities	(539)	(840)
Effect of Exchange Rate on Cash and Cash Equivalents	(3)	25
Net Increase (Decrease) in Cash and Cash Equivalents	(214)	(471)
Cash and Cash Equivalents - Beginning of Year	1,198	1,426
Cash and Cash Equivalents - End of Year	$984	$955
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2012 and 2011 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the gain on the acquisition of Little Sheep, impairment charges and deal costs associated with the planned refranchising of the Pizza Hut UK business and the losses and other costs relating to our decision to divest the Long John Silver's ("LJS") and A&W All-American Food Restaurants ("A&W") brands. These amounts are described in (d), (e), (f) and (g) in the accompanying notes. Other Special Items include the depreciation reductions from KFC U.S. and Pizza Hut UK restaurants impaired upon our decision and/or offer to refranchise that remained Company stores for some or all of the periods presented, gains from sales of real estate related to our previously refranchised Mexico business and charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2012 and 2011 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	6/16/12	6/11/11	6/16/12	6/11/11
Detail of Special Items
U.S. Refranchising gain (loss)(d)	$9	$(8)	$54	$(7)
Gain upon acquisition of Little Sheep(e)	—	—	74	—
Loss associated with the planned refranchising of the Pizza Hut UK business(f)	(2)	—	(23)	—
Losses and other costs relating to the LJS and A&W divestitures(g)	—	(1)	—	(69)
Other Special Items	7	3	10	5
Total Special Items Income (Expense)	14	(6)	115	(71)
Tax Benefit (Expense) on Special Items	(2)	2	(9)	26
Special Items Income (Expense), net of tax	$12	$(4)	$106	$(45)
Average diluted shares outstanding	477	484	478	485
Special Items diluted EPS	$0.02	$(0.01)	$0.22	$(0.09)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$459	$425	$1,003	$891
Special Items Income (Expense)	14	(6)	115	(71)
Reported Operating Profit	$473	$419	$1,118	$820

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.67	$0.66	$1.43	$1.29
Special Items EPS	0.02	(0.01)	0.22	(0.09)
Reported EPS	$0.69	$0.65	$1.65	$1.20

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	23.9%	16.7%	25.9%	22.1%
Impact on Tax Rate as a result of Special Items	(0.2)%	(0.3)%	(2.0)%	(1.4)%
Reported Effective Tax Rate	23.7%	16.4%	23.9%	20.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/16/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,556	$770	$818	$24	$—	$3,168

Company restaurant expenses	1,295	509	520	20	(5)	2,339
General and administrative expenses	81	102	116	6	41	346
Franchise and license expenses	2	11	13	—	—	26
Closures and impairment (income) expenses	2	(1)	3	—	—	4
Refranchising (gain) loss	—	—	—	—	(13)	(13)
Other (income) expense	(6)	(1)	—	—	—	(7)
	1,374	620	652	26	23	2,695
Operating Profit (loss)	$182	$150	$166	$(2)	$(23)	$473

Quarter Ended 6/11/11	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,180	$735	$883	$18	$—	$2,816

Company restaurant expenses	935	479	620	14	(3)	2,045
General and administrative expenses	67	91	102	6	42	308
Franchise and license expenses	1	12	22	(1)	(1)	33
Closures and impairment (income) expenses	3	7	9	—	—	19
Refranchising (gain) loss	—	—	—	—	5	5
Other (income) expense	(8)	—	(2)	—	(3)	(13)
	998	589	751	19	40	2,397
Operating Profit (loss)	$182	$146	$132	$(1)	$(40)	$419

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 6/16/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,774	$1,478	$1,618	$41	$—	$5,911

Company restaurant expenses	2,212	956	1,052	32	(9)	4,243
General and administrative expenses	129	184	212	10	83	618
Franchise and license expenses	3	21	28	—	—	52
Closures and impairment (income) expenses	3	—	2	—	—	5
Refranchising (gain) loss	—	—	—	—	(39)	(39)
Other (income) expense	(11)	(1)	—	—	(74)	(86)
	2,336	1,160	1,294	42	(39)	4,793
Operating Profit (loss)	$438	$318	$324	$(1)	$39	$1,118

Year to Date Ended 6/11/11	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,086	$1,388	$1,736	$31	$—	$5,241

Company restaurant expenses	1,604	886	1,229	23	(6)	3,736
General and administrative expenses	104	167	203	9	80	563
Franchise and license expenses	1	22	41	—	(1)	63
Closures and impairment (income) expenses	3	9	10	—	66	88
Refranchising (gain) loss	—	—	—	—	3	3
Other (income) expense	(23)	—	(2)	—	(7)	(32)
	1,689	1,084	1,481	32	135	4,421
Operating Profit (loss)	$397	$304	$255	$(1)	$(135)	$820

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 16, 2012 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates. The year to date ended June 16, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep") (see note (e) for further explanation).

(c)
Beginning the first quarter of 2012, our India Division is being reported as a standalone reporting segment separate from YRI as a result of changes to our management reporting structure. While our consolidated results are not impacted, our historical segment information has been restated to be consistent with the current period presentation. This new segment also includes the franchise businesses in the neighboring countries of Bangladesh, Mauritius, Nepal and Sri Lanka.

(d)
As part of our plan to transform our U.S. business we took certain measures ("the U.S. business transformation measures") in 2012 and 2011 which includes the continuation of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to 10% or slightly less, including a reduction of Taco Bell Company ownership to 16%.  During the quarter and year to date ended June 16, 2012, we recorded gains of $9 million and $54 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(e)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012, was not allocated for segment reporting purposes and is reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

Consolidated Little Sheep results are included in the China Division from the beginning of the second quarter of 2012. Little Sheep impacted China Division revenues by 4% and 2% for the quarter and year to date ended June 16, 2012, respectively. Other than the $74 million gain discussed above, Little Sheep did not have a significant impact on China Division's Operating Profit or Net Income - YUM! Brands, Inc. for the quarter and year to date ended June 16, 2012. China Division and Worldwide system sales include sales from Little Sheep's company-owned restaurants but exclude sales from Little Sheep's franchise restaurants. Our Condensed Consolidated Balance Sheet at June 16, 2012 reflects the consolidation of this entity, including approximately $300 million of goodwill, $500 million of other intangible assets and a $45 million redeemable noncontrolling interest. Also, in the quarter ended March 24, 2012, we released from escrow $300 million of cash that was deemed restricted prior to our acquisition of Little Sheep.

(f)
In 2011, we decided to sell our remaining company-owned Pizza Hut UK dine-in restaurants. Based on bids we received from prospective buyers, we recorded a non cash pre-tax impairment charge of $20 million to Refranchising (gain) loss to adjust the carrying amount of the asset group to its fair value in the quarter ended March 24, 2012. We had previously recorded a $74 million non cash pre-tax impairment charge to Refranchising (gain) loss to reduce the carrying amount of the asset group to its then estimated fair value upon our initial decision to sell the Pizza Hut dine-in business in the quarter ended September 3, 2011. These charges were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(g)
During the fourth quarter of 2011 we sold the Long John Silver's and A&W All American Food Restaurants brands to key franchise leaders and strategic investors in separate transactions. During the quarter ended March 19, 2011, we recognized $69 million of pre-tax losses and other costs primarily in Closures and impairment (income) expenses as a result of our decision to sell these businesses. These charges were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).